                              BALDWIN & LYONS, INC.

                              FORM 10-Q, EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE

                                              THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                    JUNE 30                               JUNE 30
                                       ----------------------------------    ----------------------------------
                                           2004                2003               2004               2003
                                       --------------     ---------------    ---------------    ---------------
BASIC:
   Average number of shares
      outstanding                         14,624,295          14,557,643         14,613,915         14,556,018
                                       ==============     ===============    ===============    ===============

      Net Income                          $8,864,106        $ 10,301,148       $ 19,763,180        $14,832,872
                                       ==============     ===============    ===============    ===============

      Per share amount                         $ .61               $ .71             $ 1.35             $ 1.02
                                       ==============     ===============    ===============    ===============


DILUTED:
   Average number of shares
      outstanding                         14,624,295          14,557,643         14,613,915         14,556,018
   Dilutive stock options--based on
      treasury stock method using
      average market price                   170,893             157,491            188,587            116,027
                                       --------------     ---------------    ---------------    ---------------

      Totals                              14,795,188          14,715,134         14,802,502         14,672,045
                                       ==============     ===============    ===============    ===============

      Net Income                          $8,864,106         $10,301,148       $ 19,763,180        $14,832,872
                                       ==============     ===============    ===============    ===============

      Per share amount                         $ .60               $ .70             $ 1.34             $ 1.01
                                       ==============     ===============    ===============    ===============
